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                                                                   Exhibit 10.49

                   WORKING CAPITAL LOAN AND SECURITY AGREEMENT

                           Dated as of August 31, 1996

                                     between

                          GENESIS HEALTH VENTURES, INC.

                                       and

                         AGE INSTITUTE OF FLORIDA, INC.


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                   WORKING CAPITAL LOAN AND SECURITY AGREEMENT

         This WORKING CAPITAL LOAN AND SECURITY AGREEMENT is made and entered into as of this 31st day of August, 1996, between AGE INSTITUTE OF FLORIDA, INC., a Florida non-profit corporation (together with its successors in interest and assigns, "Borrower") and GENESIS HEALTH VENTURES, INC., a Pennsylvania business corporation (together with its successors in interest and assigns, "Lender").

                                   BACKGROUND

                  A. On the date hereof, Borrower has acquired from Edgemont Partners, L.P., a Tennessee limited partnership ("Edgemont") eleven (11) health care facilities located in Pinellas, Polk, Volusia, Bay and Okaloosa Counties in the State of Florida, as listed on Exhibit "A" attached hereto and made a part hereof (collectively, the "Facilities"), together with all equipment, fixtures and other tangible and intangible assets of Edgemont as more particularly described in that certain Asset Purchase Agreement dated the date hereof by and between Borrower and Edgemont (the "Asset Purchase Agreement") (the Facilities and all such equipment, fixtures and assets, collectively, the "Property").

                  B. Borrower will need funds for the Facility's working capital needs and Lender has agreed to enter into this Agreement with Borrower to provide Borrower with such working capital funds, subject to the terms and conditions contained in this Agreement.

                                      TERMS

                  NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and of any loans, advances, or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrower by Lender, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Loans.

                  1.1 Commitment for Loans. Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained in this Agreement, Lender agrees to make loans (such loans being collectively referred to herein as the "Working Capital Loan") to Borrower at any time or from time to time between the date of this Agreement and August 31, 2001 (as may be extended pursuant to the provisions of Section 1.12 hereof, the "Expiration Date") up to TEN MILLION DOLLARS ($10,000,000.00) (the "Loan



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Commitment"). Subject to the terms and conditions hereof, Borrower may draw upon the Working Capital Loan, repay amounts drawn thereunder and draw again on such loan.

                  1.2 Note. Borrower's obligation to repay the Working Capital Loan with interest in accordance with the terms of this Agreement shall be evidenced by a single promissory note (the "Note") in the amount of Ten Million Dollars ($10,000,000.00) substantially in the form of Exhibit 1.2 attached hereto. The Note shall be dated the date of this Agreement, shall mature and become due and payable on the Expiration Date and shall bear interest as set forth in Section 1.3.

                  1.3 Payment of Principal and Interest on Working Capital Loan. The outstanding principal amount of the Working Capital Loan and all interest then due or accrued thereon if not sooner paid shall be paid in full on the Expiration Date. Borrower shall pay interest on the unpaid principal amount of the Working Capital Loan at a rate per annum of thirteen percent (13%), payable in arrears, commencing on October 1, 1996 and continuing on the first day of each and every calendar month thereafter up to and including the Expiration Date. Interest shall be calculated based upon a three hundred sixty (360) day year and charged on the basis of actual days elapsed.

                  1.4 Making the Working Capital Loan. Borrower may give Lender notice no later than 12:00 noon (Eastern time) at least one (1) business day prior to the date of the proposed borrowing. Each such notice shall be in writing given by Borrower setting forth the amount of the proposed borrowing and the date of the proposed borrowing. Each such notice for a Working Capital Loan such constitute a reaffirmation by the Borrower, effective as the date of such advance, that (a) the representations and warranties contained in Section 4 of this Agreement are true and correct, and will be true and correct, on the date of the proposed borrowing, (b) no Default or Event of Default has occurred and is continuing hereunder and (c) no material adverse change in the operations or condition, financial or otherwise, of Borrower has occurred and is continuing. Each such notice for a Working Capital Loan hereunder shall constitute a representation and warranty by Borrower that all the conditions in Sections 2 or 3, as the case may be, have been satisfied. Subject to the satisfaction of the terms and conditions hereof, Lender shall make the requested Working Capital Loan available to the Borrower by depositing the proposed borrowing amount into the operating account of the Facility.


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                  1.5 Security for the Working Capital Loan.

         (a) Borrower hereby grants to Lender a first priority lien and security interest on all of Borrower's Gross Patients Accounts Receivable and other personal property utilized in the Facilities or in connection with the operation thereof, tangible or intangible, whether now owned or hereafter acquired, and all proceeds and products thereof, together with all documents, contracts, guarantees, books and records, processing cards, tapes, tabulating runs, programs and similar material related thereto (collectively, "Personal Property" and the "Collateral"). Said lien shall secure the repayment of the Working Capital Loan. Said lien shall also secure the payment of management fees owed to Genesis Eldercare Network Services, Inc. (together with any successors, the "Manager") and payments with respect to services supplied to the Facilities by Lender, Manager, or affiliates of either for pharmaceutical, rehabilitation and other services as permitted by that certain Management Agreement dated the date hereof among Borrower, Lender and Manager (as amended, modified, renewed, restated or substituted from time to time, the "Management Agreement"). Notwithstanding the foregoing, in the absence of an Event of Default (as defined herein), Borrower shall be entitled to pay from the Gross Patients Accounts Receivable ordinary and necessary expenses and costs of operation of the Facilities, including, without limitation, payroll expenses and utility charges and the payment of Home Office Fees (as defined and permitted herein) to Borrower prior to payment of interest on the Working Capital Loan as provided herein, and any such unpaid interest shall accrue (without additional interest or penalty) and be payable at the Expiration Date.

         (b) This Agreement constitutes a security agreement under the Pennsylvania Uniform Commercial Code and Florida Uniform Commercial Code. Borrower agrees to execute and/or deliver to Lender all security documents, assignments, financing statements and other documents requested by Lender or its affiliates from time to time to perfect and protect its interest in the collateral and enforce this Agreement at Borrower's sole expense.

                  1.6 Use of Proceeds. Borrower shall use the proceeds of the Working Capital Loan solely for the purchase of the Property from Edgemont and for working capital purposes.

                  1.7 Payment. Any principal, interest, or other obligations payable by Borrower hereunder shall be paid to Lender in immediately available funds before 12:00 noon (Eastern time) on the date due at the principal office of the Lender set forth in this Agreement.

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                  1.8 Excess Over Loan Commitment. Borrower agrees that the
aggregate unpaid principal balance of the Working Capital Loan at any one time outstanding hereunder shall not exceed the Loan Commitment, and that, if for any reason such aggregate unpaid principal balance should at any time exceed the Loan Commitment, Borrower shall immediately pay to Lender in cash an amount equal to the excess. Borrower shall immediately notify Lender of any such deficiency.

                  1.9 Prepayment. Borrower may, without premium or penalty, prepay at any time the Working Capital Loan, in whole or in part, by paying to Lender the amount to be prepaid with accrued interest thereon to the date of such prepayment by 12:00 noon (Eastern time) on any business day.

                  1.10 Late Charges; Default Interest.

                           (A) If any scheduled payment of principal or
interest, or any other agreed charge, is not paid within ten (10) days after due, Borrower agrees to pay Lender a late charge equal to five percent (5%) of the amount of such payment or charge.

                           (B)  If Borrower shall default in the payment of the
principal or interest on the Working Capital Loan or any other amount becoming due hereunder, whether by scheduled maturity, acceleration or otherwise, Borrower shall on demand from time to time pay interest, to the extent permitted by law, on the outstanding amount of the Working Capital Loan and other overdue amounts outstanding up to the date of actual payment (after as well as before judgment) at a rate equal to 3% per annum above the interest rate then applicable to the Working Capital Loan.

                  1.11 Maximum Rate. Nothing contained in this Agreement or the Note shall require Borrower to pay interest at a rate prohibited by applicable statute. If interest payable to Lender on any date would be in a prohibited amount, it shall be automatically reduced to an amount which is not prohibited and any amounts paid in excess of the prohibited amount shall be applied to the reduction of the principal of the Note.

                  1.12 Extension of Expiration Date. Borrower may provide Lender notice no later than 12:00 noon (Eastern time) at least ninety (90) days prior to the current Expiration Date that Borrower desires to extend the Expiration Date of the Working Capital Loan for up to five additional years, to August 31, 2006; provided, that in such event, Borrower shall be required to amortize the then outstanding principal balance of the Working Capital Loan by the sum of $1,000,000 per year.

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         2. Conditions Precedent to Working Capital Loan. The obligation of
Lender to fund the Working Capital Loan hereunder shall be subject to the prior or concurrent fulfillment of each of the following conditions precedent:

                  2.1 Representations. The representations and warranties of Borrower contained in this Agreement and in any other writings delivered to Lender pursuant hereto, or in connection herewith, on or prior to the date hereof, shall be true and correct on and as of the date hereof.

                  2.2 Deliveries to Lender. Lender shall have received on or before the date hereof the following, each in form and substance satisfactory to
Lender:

                           (A) the Note, duly executed and delivered by
Borrower;

                           (B) the Security Agreement, duly executed and
delivered by Borrower;

                           (C) appropriate financing statements on Form UCC-1,
duly executed by Borrower in proper form for filing in such offices as may be necessary or, in the opinion of Lender, desirable to perfect the security interests in the Collateral purported to be created by the Security Agreement and this Agreement;

                           (D) if required by Lender, searches of appropriate
state and local records listing all effective financing statements which name as Borrower, Borrower or any predecessor of Borrower (or the owner of the assets of Borrower or any predecessor of Borrower) which are filed in the governmental offices, together with copies of such financing statements, none of which shall cover any of the Collateral;

                           (E) evidence of such insurance coverage with respect
to the respective business and operations of Borrower as Lender may reasonably request;

                           (F) the following authorizing documents from
Borrower: (a) a copy of the resolutions adopted by its governing body (and if required its members) certified by Borrower's authorized officer as of the date hereof, authorizing the execution, delivery and performance of this Agreement, the Note and the other Loan Documents; (b) an incumbency certificate with officers' signatures; (c) a copy of Borrower's organizational documents and all amendments thereto certified by the Secretary of Borrower as of the date hereof;
(d) a copy of the Borrower's

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bylaws or similar governance document, as amended, certified by the Secretary of
Borrower as of the date hereof; and (e) a good standing certificate from the Secretary of State of the state of organization of Borrower;

                           (G) copies of all current licenses, certifications
and financial information as the Lender shall reasonably require;

                           (H) a letter of direction from Borrower addressed to
Lender with respect to the disbursement of the proceeds of the funding;

                           (I) favorable written opinion of counsel to Borrower,
dated the date hereof, in form and substance satisfactory to Lender and as to such matters as Lender may reasonably request; and

                           (J) such other approvals, opinions or documents as
any Lender may reasonably request.

         3. Conditions Precedent to Additional Loans. The obligation of Lender to make any Working Capital Loan, other than in connection with the initial borrowing, is subject to the prior or concurrent fulfillment of each of the following conditions precedent, and, except with respect to Section 3.3 hereof, Borrower shall be deemed to have certified to Lender by a request for a Working Capital Loan that each of the conditions precedent have been fulfilled:

                  3.1 Representations; No Default. The representations and warranties contained in Article 4 of this Agreement and in any other writing delivered to Lender pursuant hereto on or prior to the date of such borrowing shall be true and correct in all material respects on and as of such date as though made on and as of such date; and no Default or Event of Default shall have occurred and be continuing or would result from the making of the Working Capital Loan to be made on the date of such borrowing.

                  3.2 Notice. Lender shall have received a notice for such borrowing pursuant to Section 1.4 hereof.

                  3.3 No Violation. The making of such Working Capital Loan shall not contravene any law, rule or regulation enacted after the date hereof applicable to Lender.

         4. Representations and Warranties of Borrower. Borrower hereby represents and warrants as follows:


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                  4.1 Corporate Status. Borrower is a not for profit corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Borrower has the power and authority to own its own property and assets and to transact the business in which it is engaged. Borrower is not required to qualify to do business in any state or jurisdiction except the State of Florida. Borrower does not have any subsidiaries nor does Borrower operate any portion of its business through any other person.

                  4.2 Corporate Power and Authority. Borrower has the power and authority to execute, deliver and perform, as the case may be, the terms and provisions of this Agreement, the Note and the other Loan Documents, and Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the borrowings hereunder, the liens granted upon the Collateral pursuant hereto, and the making and delivery of the Note and the other Loan Documents. This Agreement constitutes, the Note and all of the other Loan Documents, when executed and delivered pursuant hereto, constitute or will constitute, the authorized, valid and legally binding obligations of Borrower enforceable in accordance with their respective terms, except to the extent that their enforceability is limited by applicable bankruptcy, reorganization, insolvency, receivership or other laws of general application or equitable principles relating to or affecting the enforcement of creditor's rights.

                  4.3 No Violation of Agreements or Laws. Borrower is not in default under the provisions of any agreement to which it is a party and Borrower is not in violation of any applicable provision of law or any applicable regulation of any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, environmental laws and regulations). Neither the execution and delivery of this Agreement, the Note or any of the other Loan Documents nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will violate any applicable provision of law or any applicable regulation, or any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality or will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to impose) any lien, charge or encumbrance upon any of the property or assets of Borrower pursuant to the terms of any indenture, franchise, license, permit, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower may be bound, or to which Borrower may be subject.

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No order, consent, approval or authorization of any public body, agency, commission or board is necessary for the execution, delivery and performance of this Agreement, the Note or any of the other Loan Documents, except for such orders, consents, approvals or authorizations which have been obtained.

                  4.4 Recording. There are no agreements, documents or instruments that affect, and Borrower has not taken any action that will or may affect, the first lien priority of Lender's security interest in Borrower's Personal Property.

                  4.5 Litigation and Labor Disputes. To Borrower's knowledge, there are no actions, suits or proceedings, pending or threatened, against or affecting Borrower before any court or before any governmental or administrative body or agency, which if determined adversely to Borrower, individually or in the aggregate, would have a material adverse effect on Borrower's business or properties. Borrower is not a party to any labor dispute.

                  4.6 Good Title to Properties. Based on Lawyers Title Insurance Corporation commitment numbers 9602867, 2960352a, 2960352b, 9606449, 9602854, and 9606397, upon closing the acquisition, Borrower has good and marketable title to its property and assets subject to no liens, mortgages, pledges, encumbrances or charges of any kind, except the Permitted Liens.

                  4.7 Franchises, License and Permits. Prior to the funding of the Working Capital Loan, Borrower shall hold all material franchises, agreements, licenses and grants of authority as are necessary in connection with the conduct by it of its business, except that Borrower will not receive approval of its application for licensure from the State of Florida as of the closing date of the acquisition.

                  4.8 Outstanding Indebtedness. Except for (a) indebtedness secured by Permitted Liens, (b) indebtedness represented by the Note and (c) accounts and other current payables and accrued expenses arising from the ordinary course of business, no material portion of which are past due, Borrower does not have any indebtedness.

                  4.9 Trademarks, Patents, Licenses, Etc.. Borrower possesses all necessary trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses needed to conduct its businesses. Borrower does not know of, nor has Borrower received any notice of, any conflict between its trademarks, trademark rights, trade names, trade name rights,

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copyrights, patent rights and licenses and the rights or claimed rights of others.

                  4.10 Names and Locations. Borrower does not operate or do business, and, within the past five years, has not operated or done business, under a fictitious, trade or assumed name, except the names set forth on Exhibit
4.10. All of the locations at which Borrower conducts its business are listed on
Exhibit 4.10.

                  4.11 Tax Returns and Payments. Borrower has filed all tax returns required by law to be filed by it and has paid all taxes, assessments and other governmental charges levied upon it and any of its respective properties, assets, income or franchises which are due and payable, other than those presently payable without penalty or interest.

                  4.12 Compliance with ERISA. Borrower is in compliance with all applicable provisions of ERISA.

                  4.13 Financial Statements. Borrower is a newly formed corporation and has no audited or unaudited financial statements as of the date of this Agreement.

                  4.14 The Security Documents. The provisions of the Security Documents are effective to create in favor of Lender a legal, valid and enforceable security interest in all right, title and interest of Borrower in the Collateral; when financing statements have been filed in the offices in the jurisdictions listed in Exhibit 4.14 hereto, the Security Documents shall constitute a fully perfected lien on, and security interest in all right, title and interest of Borrower in the Collateral described therein to the extent the filing of financing statements under the Uniform Commercial Code is a permissible method of perfection of security interests in the Collateral described therein in each such jurisdiction, subject to no prior liens except as permitted by Section 5.8; and the Security Agreement shall constitute a lien on the property described therein subject to no prior liens.

                  4.15 Ownership. The ownership of Borrower is correctly and accurately set forth on Exhibit 4.15 hereto.

                  4.16 Disclosure. Neither this Agreement nor any other Loan Document delivered to Lender by or on behalf of Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement and in such other documents, certificates or instruments not misleading. There is no fact (other than matters

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of a general economic or political nature which do not affect Borrower uniquely)
which materially adversely affects or in the future may (so far as Borrower can now foresee) materially adversely affect the business, condition (financial or otherwise), operations, properties or prospects of Borrower which has not been set forth in this Agreement or in the other Loan Documents delivered to Lender by or on behalf of Borrower specifically for use in connection with the transactions contemplated by this Agreement.

         5. Covenants.

                  So long as the Working Capital Loan remains outstanding or unsatisfied, Borrower agrees to the following:

                  5.1 Reporting Requirements. Borrower will furnish to Lender:

                           5.1.1 as soon as available and in any event within
sixty (60) days after the end of each calendar quarter, unaudited financial statements of Borrower for the calendar quarter then ended, prepared on a basis consistent with the annual statements, and certified by an authorized financial officer of Borrower to be true and correct;

                           5.1.2 as soon as available and in any event within
one hundred and twenty (120) days after the end of each calendar year of Borrower, financial statements of Borrower, prepared in accordance with generally accepted accounting principles, and including a balance sheet, a statement of income and expenses for the year then ended and which, at Lender's request, shall be reviewed by a nationally recognized certified public accounting firm or other independent certified public accounting firm acceptable to Lender;

                           5.1.3 as soon as available and in any event within
fifteen (15) days of the end of each calendar quarter, an aged accounts receivable report in sufficient detail to show amounts due by the account age classifications of thirty (30) days, sixty (60) days, ninety (90) days, one hundred twenty (120) days, and over one hundred twenty (120) days, certified by an authorized financial officer of Borrower to be true and correct;

                           5.1.4 as soon as possible and in any event within
five (5) business days of the receipt by Borrower, any and all notices (regardless of form) from any licensing and/or certifying agency that Borrower's license or the Medicare or Medicaid certification of Borrower is being revoked or suspended,

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or that action is pending or being considered to revoke or suspend Borrower's license or certification;

                           5.1.5 as soon as possible and in any event within
five (5) business days after Borrower obtains knowledge of the occurrence of a Default or an Event of Default, or any material adverse change in the condition or operations, financial or otherwise, of Borrower, the written statement of the Authorized Financial Officer of Borrower setting forth the details of such Default, Event of Default, event or material adverse change;

                           5.1.6 promptly after the commencement thereof but in
any event not later than five (5) business days after service of process with respect thereto on, or the obtaining of knowledge thereof by, Borrower, notice of each action, suit or proceeding before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality concerning the operations, financial or otherwise, of Borrower;

                           5.1.7 as soon as practicable and in any event within
ten (10) business days of delivery to Borrower, a copy of any letter issued by Borrower's independent public accountants or other management consultants with respect to Borrower's financial or accounting systems or controls, including all so-called "management letters"; and

                           5.1.8 promptly upon request, such other information
concerning the condition or operations, financial or otherwise, of Borrower as Lender, may from time to time reasonably request.

Notwithstanding the foregoing, so long as the Management Agreement remains in full force and effect and to the extent that the current Manager or its Affiliate or successor is the party with responsibility for any such report or document, Borrower shall not be required to furnish Lender the reports and documents required by subsections 5.1.1 through 5.1.5.

                  5.2 Use of Proceeds. Borrower will use the proceeds of the Working Capital Loan made hereunder for the purposes set forth in Section 1.6.

                  5.3 Compliance with Laws, Etc. Borrower will comply in all material respects with all applicable laws, rules, regulations and orders, and all contracts and agreements to which it or its properties are subject, paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or its properties, and paying

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all lawful claims which if unpaid might become a lien or charge upon any of its properties, except to the extent such taxes, assessments and governmental charges or levies are contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                  5.4 Preservation of Existence, Etc. Borrower will maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

                  5.5 Obtaining of Permits, Etc. Borrower will obtain, maintain and observe all material permits, licenses, authorizations, approvals and accreditation necessary or useful in the proper conduct of its business, except that Borrower will use its best efforts to receive approval of its application for licensure from the State of Florida.

                  5.6 Maintenance of Insurance. Borrower will maintain with responsible and reputable insurance companies or associations insurance (including, without limitation, comprehensive general liability and hazard insurance) with respect to its properties and business, in such amounts and covering such risks, as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated or as is required by any Loan Document.

                  5.7 Maintenance of Properties, Etc. Borrower will maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the material provisions of all leases to which it is or becomes a party or under which it now or hereafter occupies property, so as to prevent any material loss or forfeiture thereof or thereunder.

                  5.8 Liens on Property. Borrower will not create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, rights or other assets, whether now owned or hereafter acquired, other than the following (referred to collectively as "Permitted Liens"):


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                           5.8.1  the liens or security interests granted to
Lender pursuant to this Agreement and the other Loan Documents;

                           5.8.2  the liens to Lender pursuant to that certain
Acquisition Loan and Security Agreement dated the date hereof in the initial principal amount of $45,000,000;

                           5.8.3  liens for taxes, assessments or other
governmental charges which are non-delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken in accordance with generally accepted accounting principles;

                           5.8.4 deposits or pledges to secure obligations under
workers' compensation, social security or similar laws, or under unemployment insurance; and

                           5.8.5 judgment liens that have been stayed or bonded.

                  5.9 Indebtedness. Borrower will not create, incur, suffer to exist any indebtedness other than (a) indebtedness created by the Loan Documents and (b) indebtedness which is secured by Permitted Liens.

                  5.10 Merger, Consolidation. Borrower will not enter into any merger, consolidation or similar transaction, or sell assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired), without the prior written consent of Lender, which may be granted or refused by Lender in Lender's sole discretion.

                  5.11 Sale of Assets, Etc. Borrower will not assign, lease or otherwise dispose of any of its properties or assets (whether now owned or hereafter acquired) to any Person, other than sales in the ordinary course of business for a full and fair consideration (except as prohibited by any Loan Document), which in no event shall include a transfer for full or partial satisfaction of a preexisting debt, unless pursuant to enforcement of this Agreement.

                  5.12 Guaranties, Etc. Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable, including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, or to supply funds, in connection with any indebtedness of any other Person without the prior consent of Lender.

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                  5.13 Change in Nature of Business. Borrower will not make any material change in the nature of its business, or discontinue or liquidate any material part of its operations without the prior written consent of Lender.

                  5.14 Pension Plans. Borrower will comply in all material respects with all material requirements of ERISA and will notify Lender immediately upon receipt by Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any employee plan, and deliver to Lender, promptly after the filing or receipt thereof, copies of all reports or notices relating to such proceeding or related action which Borrower files or receives under ERISA with or from the Internal Revenue Service, the Pension Benefit Guaranty Corporation, or the U.S. Department of Labor.

                  5.15 Environmental Compliance. Borrower will with respect to its properties (now owned or hereafter acquired) comply in all material respects with applicable Environmental Laws, including, without limitation, obtaining, remaining in material compliance with, and maintaining all necessary permits, certificates, licenses, approvals and other authorizations required by such Environmental Laws, and filing when due all notifications, required by such Environmental Laws in connection with its ownership or use of any real estate or the operation of its business. Borrower shall not send any wastes to any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed pursuant to any similar state law on any state list of hazardous substance sites requiring investigation or clean-up.

                  5.16 Transactions with Affiliates; Payments to Affiliates. Borrower will not directly or indirectly enter into any transaction with an Affiliate on terms less favorable (including, but not limited to, price and credit terms) to Borrower than would be the case if such transaction had been effected at arms length with a Person other than an Affiliate.

                  5.17 Limitation on Leases. Borrower will not incur, create or assume any commitment to make any direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement for the use of real or personal property, or both, without the prior consent of Lender.

                  5.18 Restricted Payments; Executive Compensation; Loans and Advances. Borrower will not declare or make any (i) distributions in respect of any ownership interest of Borrower or to any Affiliate of Borrower; (ii) any payment of compensation to any officer, director of Borrower, any shareholder of Borrower, or any Affiliate of any such Person, or (iii) any loans or advances to any officer, director or shareholder of Borrower, or any Affiliate of any such Person, except that Borrower will be paid certain home office fees (collectively, the "Home Office Fee"), which Home Office Fee shall be paid from net cash flow and have the priority of an operating expense and may be paid Excess Cash pursuant to the Management Agreement, any and all of which shall be distributable as Borrower sees fit in its good business judgment. The Home Office Fee shall be paid as follows: Fifty Thousand Dollars ($50,000) shall be payable upon execution hereof; One Hundred Thousand Dollars ($100,000) shall be payable in twelve (12) equal monthly installments of $8,333.33 each until and including the first anniversary of the date hereof; from and after such date, One Hundred Fifteen Thousand Dollars ($115,000) shall be payable in twelve (12) equal monthly installments of $9,583.33; from and after the third anniversary of the date hereof, One Hundred Thirty Thousand Dollars ($132,000) shall be payable in twelve (12) equal monthly installments of $11,000.00; and from and after the fourth anniversary of the date hereof, and on each such anniversary thereafter, the Home Office Fee shall be increased by the same percentage by which the cost of health care shall have increased over the immediately preceding year as evidenced by the Index; such increased Home Office Fee shall be payable until the next ensuing anniversary hereof in twelve (12) equal monthly installments.

                  5.19 Accounts Receivable. So long as Lender has a lien on Borrower's accounts receivable, Borrower will not sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to Borrower except for the purpose of collection in the ordinary course of business, and except that Borrower may pay or distribute Home Office Fees permitted pursuant to Section 5.18 hereof.

                  5.20 Inconsistent Agreements. Borrower will not enter into any agreement containing any provision which would be violated or breached by any borrowing hereunder or by the performance by Borrower of its obligations hereunder or under any Loan Document.

                  5.21 Locations and Change In Names. The location of the principal place of business and chief executive office of Borrower shall not be changed, without thirty (30) days' prior written notice to Lender.

         6. Events of Default. If any of the following events of default (each an "Event of Default") shall occur and be continuing (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental instrumentality):

                  6.1 Subject to the terms and conditions contained herein, Borrower shall fail to pay any principal of or interest on the Note (whether by maturity, voluntary or required prepayment, acceleration, demand or otherwise) or any amount payable hereunder in accordance with the terms of this Agreement, and such failure shall remain unremedied for ten (10) days; or

                  6.2 Any representation or warranty made by Borrower in this Agreement, the Note or any other Loan Document shall have been incorrect in any material respect when made; or

                  6.3 Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement, the Note or any other Loan Document to be performed or observed by Borrower (excluding matters set forth in Section 6.1 above), and such failure shall remain unremedied for thirty (30) days following written notice to Borrower; or

                  6.4 A default shall occur under that certain Acquisition Loan and Security Agreement of even date between Borrower and Lender, as amended or restated from time to time, and such default shall continue after the expiration of any applicable grace period; or

                  6.5 Borrower shall default in payment or performance of any material obligation or indebtedness not described above in excess of $50,000 to Lender or any other person, and such failure shall continue after the expiration of any applicable grace period, if such default is not being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken in advance in accordance with generally accepted accounting principles; or

                  6.6 Borrower shall be generally not paying its debts as they become due or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any petition shall be filed by or against Borrower under the federal bankruptcy laws, or any other proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such person or for any substantial part of its property; or Borrower shall take any action to authorize or effect any of the actions set forth above in this Section and, in the case of the institution of any involuntary proceeding against Borrower such proceeding shall not be discharged within ninety (90) days of its commencement; or

                  6.7 Any material provision of this Agreement, the Note or any other Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower or by any governmental agency or authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that it has any liability or obligation purported to be created under this Agreement, the Note or any other Loan Document; or

                  6.8 A judgment or order for the payment of money exceeding any applicable insurance coverage by more than $50,000 shall be rendered against Borrower and either (a) enforcement proceedings shall have been commenced and be unstayed or (b) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  6.9 The Management Agreement shall terminate for any reason, except for termination for cause or for Manager's termination thereof without cause; or

                  6.10 The sale of substantially all of the assets of any Facility;

then, the obligation of Lender to make any further advances hereunder shall immediately terminate, and at the election of Lender, Lender may by notice to Borrower, (a) declare the Note and all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note and all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; and (b) exercise any and all of its other rights under applicable laws, hereunder and under any other Loan Document; provided, that no notice need be given to Borrower upon the occurrence of any Event of Default described in Section 6.7 and the obligations shall be automatically accelerated.

         7. Right of Set-Off. Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not Lender shall have made any demand hereunder or under any other Loan Document, and although such obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

         8. Definitions; Accounting and Other Terms.

                  8.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

                  "Affiliate", as to any Person, means any other Person which directly or indirectly controls, is controlled by or is under common control with such Person, or any relative (by blood or marriage) of such Person.

                  "Agreement" means this Working Capital Loan and Security Agreement, as the same may be amended or restated from time to time.

                  "Asset Purchase Agreement" has the meaning given to such term in the Background Section hereof.

                  "Borrower" has the meaning given to such term in the preamble hereof.

                  "Collateral" has the meaning given to such term in Section 1.5 hereof.

                  "Default" shall mean any event or occurrence which with the passing of time, the giving of notice, or both, could become an Event of Default.

                  "Edgemont" has the meaning given to such terms in the Background Section hereof.

                  "Environmental Laws" means all statutes, laws, rules, regulations or judicial rulings pertaining to health or the environment applicable to the properties of Borrower, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as heretofore or hereafter amended, the Resource Conservation and Recovery Act of 1976, as heretofore or hereafter amended, and any other federal, state or local statute, law, rule, regulation, or judicial ruling, whether now or hereafter in existence, relating to, or imposing standards of conduct concerning, the existence, release, disposal or handling of any waste, substance, or material (including, but not limited to, asbestos, petroleum products, radon and any substances that are considered hazardous or toxic).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the rules and regulations promulgated thereunder as in effect from time to time.

                  "Event of Default" means any of the events set forth in
Section 6 hereof.

                  "Excess Cash" has the meaning ascribed to such term in Section
7.2 of the Management Agreement.

                  "Expiration Date" has the meaning given to such term in
Section 1.1 hereof.

                  "Facilities" has the meaning given to such term in the Background Section hereof.

                  "Gross Patients Accounts Receivable" shall mean all accounts receivable of Borrower, including all rights of Borrower, if any, arising from the payment for goods sold or leased or for services rendered with respect to the Facilities, including, without limitation, (i) all accounts arising from the operation of the Facilities and (ii) all rights to payment from the Medicare program, Medicaid program or similar state or federal programs, boards, bureaus or agencies and rights to payments from patients or private insurers and others arising from the operation of their businesses, including rights to payment from Reimbursement Contracts. Gross Patients Accounts Receivable shall include the proceeds of the foregoing (whether cash or noncash, movable or immovable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof; but, shall not include, (i) gifts, grants, bequests, donations and/or contributions made to Borrower and (ii) with respect to reimbursements from Medicare or Medicaid or like programs, not those accounts receivable in excess of allowable reimbursement amounts.

                  "Home Office Fees" has the meaning given to such term in
Section 5.18 hereof.

                  "Lender" has the meaning given to such term in the preamble hereof.

                  "Loan Commitment" has the meaning given to such term in
Section 1.1 hereof.

                  "Loan Documents" means, collectively, this Agreement, the Note, and all other documents, instruments or agreements hereafter executed and delivered to Lender by Borrower or others, evidencing or otherwise relating to the Working Capital Loan and the Collateral.

                  "Management Agreement" has the meaning given to such term in Section 1.5 hereof.

                  "Manager" has the meaning given to such term in
Section 1.5 hereof.

                  "Note" means Borrower's single promissory note, substantially in the form of Exhibit 1.2 hereto, in the principal amount of Ten Million Dollars ($10,000,000), evidencing the indebtedness of Borrower to Lender resulting from the making of the Working Capital Loan, and any promissory note or notes issued in exchange, renewal or replacement therefor, evidencing the indebtedness of Borrower to Lender resulting from the making of the Working Capital Loan.

                  "Permitted Liens" has the meaning given to such term in
Section 5.8 hereof.

                  "Person" means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or joint venture, or a court or government or any agency or political subdivision thereof.

                  "Personal Property" has the meaning given to such term in
Section 1.5 hereof.

                  "Property" has the meaning given to such term in the Background Section hereof.

                  "Security Agreement" means that certain Security Agreement of even date given by Borrower in favor of Lender, as may be amended, modified, or restated from time to time.

                  "Security Documents" means, collectively, the Security Agreement and the UCC-1 financing statements.

                  "Working Capital Loan" means the loans made pursuant to
Section 1 hereof.

                  8.2 Accounting and Other Terms. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles unless otherwise expressly stated herein. All terms used in this Agreement which are defined in
Article 9 of the Uniform Commercial Code in effect in the State of Florida on the date hereof and which are not otherwise defined shall have the same meanings herein as set forth therein.

         9. Miscellaneous.

                  9.1 Notices, Etc. Except as otherwise provided herein, all notices, requests, consents, demands, approvals and other communications hereunder shall be deemed to have been duly given, made, served or received if in writing and on the same day as sent when delivered personally or by telecopy, on the third day after being sent when mailed first class mail, postage prepaid, or on the next day after being sent when delivered by an overnight delivery courier, charges prepaid, to the respective parties to this Agreement as follows:

                           (A)      If to Borrower:

                                    AGE Institute of Florida, Inc.
                                    Professional Arts Building
                                    25 Penncraft Avenue
                                    Chambersburg, PA 17201
                                    Attention:  Carol A. Tschop, President

                           (B)      If to Lender:

                                    Genesis Health Ventures, Inc.
                                    148 West State Street
                                    Kennett Square, Pennsylvania 19348
                                            Attention:  Law Department
                                            Attention:  Chief Financial Officer

                  The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when actually received by the party to whom such communication was sent. No other method of written notice is precluded by this Section.

         9.2 Amendments, Etc. No amendment of any provision of this Agreement or the Note shall be effective unless it is in writing and signed by Borrower and Lender, and no waiver of any provision of this Agreement or the Note, nor consent to any departure by Borrower therefrom, shall be effective unless it is in writing and signed by Borrower and Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.3 No Waiver; Remedies, Etc. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by Lender to exercise any of its rights under any other Loan Document against such party or against any other person.

         9.4 Fees, Costs, Expenses and Taxes. Whether or not any advances under the Working Capital Loan are made hereunder or the transactions contemplated hereby are consummated, Borrower will pay on demand all fees, costs and expenses in connection with the preparation, execution, delivery, filing, and recording, if applicable, of the Loan Documents and the other documents to be delivered under the Loan Documents, and all costs and expenses, if any, in connection with any waiver or amendment of any Loan Document or in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents. In addition, Borrower will any and all other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording, if applicable, of the Loan Documents and the other documents to be delivered under the Loan Documents, and will save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         9.5 Severability of Provisions. Any provision of this Agreement or of any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

         9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         9.8 Headings. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

         9.9 Entire Agreement. This Agreement and the other Loan Documents represent the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings, written or oral.

         9.10 Waiver of Jury Trial; Consent to Jurisdiction.

                  (A) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  (B) BORROWER IRREVOCABLY SUBMITS AND CONSENTS TO THE JURISDICTION OF ANY OF THE COURTS OR THE STATE OF FLORIDA OR THE COMMONWEALTH OF PENNSYLVANIA AND OR ANY FEDERAL COURT SITTING IN THE STATE OF FLORIDA OR THE COMMONWEALTH OF PENNSYLVANIA OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS, AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURT. BORROWER AGREES THAT SERVICE OF COPIES OF ANY SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION MAY BE MADE AT THE ADDRESS SPECIFIED IN Section 9.1 IN THE MANNER PROVIDED BY LAW.

         9.11 Exculpation. Notwithstanding anything to the contrary contained in the Loan Documents, the liability and obligation of Borrower to perform and observe and make good the obligations contained in the Loan Documents and to pay the Working Capital Loan in accordance with the provisions of the Note and other Loan Documents shall not be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against Borrower or against any past, present or future partner, officer, director, shareholder or member of Borrower, and Lender for itself and its successors and assigns hereby irrevocably, knowingly, voluntarily and intentionally waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against Borrower or against any past, present or future partner, officer, director, shareholder or member of Borrower under or by reason of or in connection with any of the Loan Documents and agrees to look solely to the Collateral held under or in connection with the Loan Documents for the enforcement of such liability and obligation of Borrower.

         9.12 Governing Law. This Agreement, the Note, and the other Loan Documents and the rights and obligation of the parties thereunder shall be executed, delivered and accepted in the Commonwealth of Pennsylvania and governed by, and construed and interpreted in accordance with, the laws of the State of Florida.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


ATTEST:                             AGE INSTITUTE OF FLORIDA, INC.




_______________________________     By:__________________________________
Name:                                  Name:
Title:                                 Title:

ATTEST:                             GENESIS HEALTH VENTURES, INC.



_______________________________     By:__________________________________
Secretary                              Name:
                                       Title:
21597-7
TPA2-366124.4